Exhibit 4.3
REGISTRATION AGREEMENT
This REGISTRATION AGREEMENT (this “Agreement”), dated as of May 16, 2023 is by and among Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Acquiror Parent”), 14998685 Canada Inc., a corporation governed by the laws of Canada (“Acquiror”), Valence Discovery Inc., a corporation governed by the laws of Canada (the “Company”), the shareholders of the Company party hereto (the “Sellers”) and Daniel Cohen, solely in his capacity as the representative of the securityholders of the Company (the “Securityholder Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed in that certain Share Purchase Agreement dated as of May 8, 2023 the “Purchase Agreement”), by and among Acquiror Parent, Acquiror, the Company, the Sellers and the Securityholder Representative.
RECITALS:
WHEREAS, this Agreement is being entered into in connection with the execution of the Purchase Agreement pursuant to which, among other things, on the terms and subject to the conditions set forth in the Purchase Agreement, the Sellers will receive, pursuant to Section 1.4(a) and Section 1.5(c) of the Purchase Agreement, (i) shares of Acquiror Parent’s Class A common stock, par value $0.00001 per share (“Acquiror Parent Common Stock”) or (ii) Acquiror’s Non-Voting Exchangeable Shares, which may be exchanged for shares of Acquiror Parent Common Stock in accordance with their terms and the terms of the Exchange and Support Agreement, as consideration in respect of the acquisition by Acquiror of one-hundred percent (100%) of the issued and outstanding common and preferred shares of the Company (the shares of Acquiror Parent Common Stock described in the foregoing clauses (i) and (ii) (the “Consideration Shares”); and
WHEREAS, resales by the Sellers of the Consideration Shares may be required to be registered under the Securities Act (as defined herein) and applicable state securities laws, depending on the status of the Sellers or the intended method of distribution of the Consideration Shares.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Acquiror” has the meaning set forth in the introductory paragraph.
“Acquiror Parent” has the meaning set forth in the introductory paragraph.
“Acquiror Parent Common Stock” has the meaning set forth in the recitals.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.
“Agreement” has the meaning set forth in the introductory paragraph.
“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
“Company” has the meaning set forth in the introductory paragraph.

“Consideration Shares” has the meaning set forth in the recitals.
“Electronic Delivery” has the meaning set forth in Section 3.12.
“Governmental Entity” means, in each case whether domestic or foreign, (a) any supranational, national, state, provincial, territorial, municipal, local or foreign government, or any court, tribunal, administrative agency, commission, Crown corporation, ministry, bureau or other governmental entity, authority or instrumentality, or any arbitrator, or any stock exchange or similar self-regulatory organization, including any colleges and governing bodies of healthcare professionals, (b) any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority, (c) government-owned or controlled entity (including state-owned or state-controlled businesses), (d) notified body, (e) royal family, (f) political party or (g) public international organization (e.g., the World Bank or Red Cross).
“Legal Requirements” means any federal, state, provincial, territorial, foreign, local, municipal or other law, statute, constitution, principle of common law, civil law, resolution, ordinance, code, edict, order, writ, injunction, decree, award, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity of competent jurisdiction, as amended unless expressly specified otherwise.
“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, association, business organization or Governmental Entity.
“Purchase Agreement” has the meaning set forth in the introductory paragraph.
“Registrable Date” has the meaning set forth in Section 2.1(a).
“Registration Statement” has the meaning set forth in Section 2.1(a).
“Representatives” means, with respect to a Person, such Person’s Affiliates and the directors, managers, members, securityholders, shareholders, officers, employees, advisors, counsel, accountants, agents and other representatives of such Person and its Affiliates.
“Securities Act” means the Securities Act of 1933, as amended.
“Securityholder Representative” has the meaning set forth in the introductory paragraph.
“Sellers” has the meaning set forth in the introductory paragraph.
ARTICLE II
REGISTRATION RIGHTS
1.1Registration Statement.
(a)As promptly as reasonably practicable after the Agreement Date (and, subject to the Sellers and the Company furnishing on a timely basis the information required by Section 2.1(b) below, no later than thirty (30) days following the execution of this the Purchase Agreement), Acquiror Parent shall use reasonable best efforts to (i) prepare and file or cause to be prepared and filed with the Commission a registration statement on Form S-3 (or any successor form) to register the sale of the Consideration Shares (the “Registration Statement”), which shall be effective upon filing and (ii) ensure that the Registration Statement complies in all material respects with the applicable provisions of the Exchange Act, Securities Act, and other applicable Legal Requirements as of the date of filing. Acquiror Parent shall use reasonable best efforts to cause the Registration Statement to be filed with the Commission and to be disseminated, in each case, as and to the extent required by applicable Legal Requirements, rules and regulations.
(b)Each Seller and the Company shall, and shall use reasonable best efforts to cause its Representatives to, cooperate with and provide to Acquiror Parent and its Representatives true, correct, and complete information regarding such Seller and the Company that is reasonably necessary in connection with the preparation and filing of the Registration Statement, including such information as may be required to be included in the Registration Statement pursuant to applicable Legal Requirements. Without limiting the foregoing, if financial statements of the Company are required to be included in the Registration Statement, the Company shall use reasonable best efforts to cause its independent accounting firm to deliver Acquiror Parent prior to the Closing a consent letter of the Company’s independent accounting firm, in form and substance satisfactory to Acquiror Parent, that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.
(c)Subject to Section 2.1 (a) hereto, Acquiror Parent shall use reasonable best efforts to cause the Registration Statement to become effective, and to keep such Registration Statement effective for a period of not less than three (3) years, or, if earlier, until the Sellers have sold all Consideration Shares. To that end, Acquiror Parent shall use reasonable best efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement, and any prospectus used in connection therewith, as may be necessary to comply with the Securities Act in order to enable the disposition of all Consideration Shares covered by such Registration Statement.
(d)The parties hereto agree that any Relevant Matters, including any claims for Indemnifiable Damages arising out of or resulting from or in connection with breach of or default in connection with any of the covenants or obligations of the parties under this Agreement, shall be governed by, and subject to, the provisions of Article X of the Purchase Agreement, including the indemnifications, limitations and claim procedures set forth therein, which shall be the exclusive remedies for any matters in connection with the recovery of any losses under, or in connection with, the Relevant Matters regardless of the legal theory under which any other remedy or recourse may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, and the parties hereto agree that the Indemnified Persons shall have no remedy or recourse with respect to any of the foregoing other than pursuant to, and subject to the terms and conditions of, Article X of the Purchase Agreement.
ARTICLE III
MISCELLANEOUS
1.1Termination. This Agreement shall terminate upon the termination of the Purchase Agreement in accordance with its terms if the Closing has not occurred; provided, that such termination of this Agreement shall not relieve any party hereto from liability in connection with any Knowing Breach of such party. If the Closing has occurred, this Agreement shall terminate as to any Seller, upon the earlier to occur of (i) the termination of the Purchase Agreement in accordance with its terms and (ii) the date such Seller no longer owns any Consideration Shares; provided, that Section 2.1(d) and this Article III shall survive such termination of this Agreement.
1.2Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

1.3Remedies. Nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.
1.4Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement or the execution or performance of this Agreement (“Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof), including its statutes of limitations. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in new Castle County, Delaware (or, in case the Court of Chancery does not have jurisdiction, any other court of the State of Delaware in New Castle County, Delaware or, in the case of a federal claim as to which federal courts have exclusive jurisdiction, the U.S. District Court for the District of Delaware) in connection with any Relevant Matter, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related to any Relevant Matter except in such courts.
1.5WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.
1.6Adjustments Affecting Consideration Shares. The provisions of this Agreement shall apply to any and all shares of capital stock of Acquiror Parent or any successor or assignee of Acquiror Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution for the Consideration Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of Acquiror Parent as so changed.
1.7Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void.
1.8Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via e-mail (with confirmation of receipt), if provided below, to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided that notices sent by mail will not be deemed given until received and provided, further that with respect to notices delivered to the Securityholder Representative, such notices must be delivered solely via email by way of a PDF attachment thereto of an executed document:

(a)If to Acquiror Parent, to:
Recursion Pharmaceuticals, Inc.
41 S. Rio Grande Street
Salt Lake City, UT 84101
Attention:    Nathan B. Hatfield
Email:        nathan.hatfield@recursionpharma.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
Attention:    Patrick Schultheis; Remi P. Korenblit
Email:        PSchultheis@wsgr.com; rkorenblit@wsgr.com

and with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
One Market Plaza, Suite 3300
San Francisco, CA 94105
Attention:    Robert T. Ishii
Email:        RIshii@wsgr.com

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP
1 First Canadian Place, Suite 6200
Toronto, Ontario M5X 1B8
Attention:    John Groenewegen; Alex Gorka
Email:        jgroenewegen@osler.com; agorka@osler.com

(b)If to the Securityholder Representative, to:

Daniel Cohen
1200 Boul. de Maisonneuve Ouest, 16D
Montreal, Quebec H3A 0A1

Email:        daniel@valencediscovery.com

with a copy (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP
800, rue du Square-Victoria, Suite 3500
Montreal, Quebec H4Z 1E9

Attention:    Adam Saskin
Email:        adam.saskin@fasken.com

(c)if to a Seller, to the address provided by such Seller pursuant to the Purchase Agreement.

1.9Amendment. To the extent permitted by applicable Legal Requirements, Acquiror Parent and the Securityholder Representative may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Acquiror Parent and the Securityholder Representative.

1.10Extension; Waiver. Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. The Securityholder Representative and Acquiror Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, and (ii) waive compliance with any of the agreements or conditions for the benefit of such Person contained herein. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.
1.11Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
1.12Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which shall be considered one and the same instrument. Any such counterpart, to the extent delivered by .pdf or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.
RECURSION PHARMACEUTICALS, INC.

By:    /s/ Chris Gibson
    Name: Chris Gibson
    Title: Chief Executive Officer
14998685 CANADA INC.

By:    Chris Gibson
    Name: Chris Gibson
    Title: President

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.
DANIEL COHEN, solely in his capacity as the representative of the Sellers

By:    /s/ Daniel Cohen

Signature Page to Registration Rights Agreement

VALENCE DISCOVERY INC.

By:    Daniel Cohen
    Name: Daniel Cohen
    Title: Authorized Signatory

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.
[SELLERS]

By:
    Name:
    Title:

Signature Page to Registration Rights Agreement